Exhibit 99.1

Independence Realty Trust Announces Expanded and Consolidated Unsecured Credit Facility

PHILADELPHIA - (BUSINESS WIRE) – December 14, 2021 - Independence Realty Trust, Inc. (NYSE: IRT) (“IRT”) today announced that its operating partnership, Independence Realty Operating Partnership, LP, entered into an amended and restated unsecured credit facility. The new facility increases the borrowing capacity under IRT’s existing revolving credit facility from $350 million to $500 million and extends the maturity date of the revolving credit facility from May 2023 to January 2026. Proceeds from the expanded revolving credit facility will be used for general corporate purposes.

The amended and restated unsecured credit facility also consolidates IRT’s three outstanding term loans in the aggregate amount of $500 million. The financial terms of the three term loans were not changed and their respective maturity dates remain as (1) May 2026 for the $200 million term loan originally made in 2021, (2) January 2024 for the $200 million term loan originally made in 2018 and (3) November 2024 for the $100 million term loan originally made in 2017.

Borrowings under the revolving credit facility continue to bear interest at LIBOR plus 1.25% to 2.00% based on IRT’s consolidated leverage ratio. At closing, the interest rate on our revolving credit facility is LIBOR plus 1.25% and on our outstanding term loans is LIBOR plus 1.20%, which each represent an approximate 10 basis point reduction from our existing interest rates.

“This expanded and consolidated unsecured credit facility continues to strengthen our capital structure. We are now well-equipped to support our growing portfolio of approximately 38,000 units across the high-growth U.S. Sunbelt region, which includes the anticipated closing of our merger with Steadfast Apartment REIT later this week,” said James J. Sebra, IRT’s Chief Financial Officer. “Through this credit facility, we have extended our maturities and increased our financial flexibility.”

KeyBank National Association is the Administrative Agent under the unsecured credit facility. KeyBanc Capital Markets, Inc. and Citibank, N.A. are Joint Bookrunners under the unsecured credit facility and KeyBanc Capital Markets, Inc., Citibank, N.A., and The Huntington National Bank are Joint Lead Arrangers. The facilities’ Co-Syndication Agents include Citibank, N.A. and The Huntington National Bank, and the Co-Documentation Agents are Bank of America, N.A., Barclays Bank PLC, BMO Harris Bank N.A., Capital One, National Association, Citizens Bank, N.A., PNC Bank, National Association, Regions Bank, Royal Bank of Canada, and Truist Bank.

About Independence Realty Trust, Inc.

Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily apartment properties across non-gateway U.S. markets, including Atlanta, Dallas, Louisville, Memphis, Raleigh and Tampa. IRT’s investment strategy is focused on gaining scale within key amenity rich submarkets that offer good school districts, high-quality retail and major employment centers. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on IRT’s website at www.irtliving.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. These forward-looking statements include, without limitation, our expectations with respect to capital allocations and growth opportunities. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally not within our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Risks and uncertainties that might cause our actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks related to the impact of COVID-19 and other potential future outbreaks of infectious diseases on our financial condition, results of operations, cash flows and performance and those of our residents as well as on the economy and real estate and financial markets; changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could limit our ability to lease units or increase rents or that could lead to declines in occupancy and rent levels; uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; inability of tenants to meet their rent and other lease obligations and charge-offs in excess of our allowance for bad debt; legislative restrictions that may delay or limit collections of past due rents; risks endemic to real estate and the real estate industry generally; impairment charges; the effects of natural and other disasters; delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives; the structure, timing and completion of our pending merger transaction with Steadfast Apartment REIT, Inc. (“STAR”) and any effects of the pendency or completion of the merger, including failure to realize the cost savings, synergies and other benefits expected to result from the merger; the ability to successfully integrate the IRT and STAR businesses; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the risk that the parties may not be able to satisfy the conditions to the merger in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the pending merger transaction; the risk that the merger could have an adverse effect on our ability to retain and hire key personnel and maintain relationships with our customers and suppliers, and on our operating results and businesses generally; unexpected costs of REIT qualification compliance; unexpected changes in our intention or ability to repay certain debt prior to maturity; inability to sell certain assets within the time frames or at the pricing levels expected; costs and disruptions as the result of a cybersecurity incident or other technology disruption; and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Form 10-K for the year ended December 31, 2020, our subsequently filed quarterly reports on Form 10-Q and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Independence Realty Trust, Inc. Contact

Edelman Financial Communications & Capital Markets

Ted McHugh and Lauren Torres

917-365-7979

IRT@edelman.com

Source: Independence Realty Trust, Inc.